Exhibit 10.14

COMMUNITY FIRST BANCSHARES, INC.

2018 EQUITY INCENTIVE PLAN

_______________________

Amendment Number One

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WHEREAS, the Community First Bancshares, Inc. previously adopted, and shareholders approved the Community First Bancshares, Inc. 2018 Equity Incentive Plan (the “Plan”);

WHEREAS, in connection with the mutual-to-stock conversion (the “Conversion”) of Community First Bancshares, Inc., Newton Federal Bank (the “Bank”) will have a new holding company, named Affinity Bancshares, Inc., and the Bank will change its name to Affinity Bank;

WHEREAS, following the Conversion, Affinity Bancshares, Inc. will be the sponsor of the Plan;

WHEREAS, the Board of Directors of the Company desires to amend the Plan to reflect the new name of the Bank as Affinity Bank and to reflect the holding company of the Bank as Affinity Bancshares, Inc.; and

WHEREAS, pursuant to Section 6.1 of the Plan, the Plan may be amended at any time.

NOW, THEREFORE, the Plan is hereby amended, effective as of the closing date of the Conversion, which is expected to be January 20, 2021, as follows:

1.	The name of the Plan shall now be “Affinity Bancshares, Inc. 2018 Equity Incentive Plan.”

2.	Anywhere it appears in the Plan, the name “Newton Federal Bank” shall now be changed to “Affinity Bank.”

3.	Anywhere it appears in the Plan, the name “Community First Bancshares, Inc.” shall now be changed to “Affinity Bancshares, Inc.”

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IN WITNESS WHEREOF, the Company has adopted this Amendment Number One to the Community First Bancshares, Inc. 2018 Equity Incentive Plan and caused this instrument to be executed by its duly authorized officer as of January 15, 2021.

COMMUNITY FIRST BANCSHARES, INC.

By: /s/ Edward J. Cooney

On behalf of the Company

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